CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-16927, No. 33-90398, No. 333-5998 and No. 333-57266) of our report, dated 15 February 2002 relating to the financial statements which appear in the 2001 Annual Report, to the shareholders of Reuters Group PLC on Form 20F for the year ended 31 December 2001.

/s/PricewaterhouseCoopers
PricewaterhouseCoopers
Chartered Accountants London, England
13 March 2002